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                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of SunGard Data Systems Inc. on Form S-8 of our reports dated February 8, 1995, on our audits of the consolidated financial statements and consolidated financial statement schedule of SunGard Data Systems Inc. and subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 8, 1995